UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

February 3, 2012

Date of Report (Date of Earliest event reported)

GLOBAL NUTECH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8400

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2012, Craig Crawford tendered his resignation as President of Global NuTech, Inc., a Nevada corporation (the “Company”), effective immediately. Mr. Crawford continues to serve in his capacity as Executive Vice President, Chief Operating Officer, Chief Financial Officer and a member of the Board of the Company.

On February 3, 2012, and pursuant to Craig Crawford's resignation as President of the Company, the Board appointed David Mathews, the current Chief Executive Officer of the Company and member of the Board, to serve as the President of the Company. For information regarding Mr. Mathews' professional background, please see the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2011. No contracts or arrangements were entered into between Mr. Mathews and the Company with respect to such appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012	GLOBAL NUTECH, INC.

	By:	/s/ David Mathews
Name: David Mathews
Title: President and CEO